SECURITIES AND EXCHANGE COMMISSION

________________________________________

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________________________

EFFECTIVE PROFITABLE SOFTWARE, INC.

(Exact Name of Small Business Issuer in its Charter)

DELAWARE		98-04112432
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

1 Innwood Circle, Suite 103

Little Rock, Arkansas 72211

(501) 223-3310

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Gary Moore

1 Innwood Circle, Suite 103

Little Rock, Arkansas 72211

(501) 223-3310

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	1,505,000	$0.10	$150,500	$17.71

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE	, 2005

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

EFFECTIVE PROFITABLE SOFTWARE, INC.

1,505,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,505,000 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

The Date Of This Prospectus Is: June	, 2005

Summary	PAGE

About our Company	1

Risk Factors.	2

Use of Proceeds	6

Determination of Offering Price	6

Dilution.	6

Selling Shareholders.	7

Plan of Distribution.	8

Legal Proceedings	9

Directors, Executive Officers, Promoters and Control Persons.	9

Security Ownership of Certain Beneficial Owners and Management	10

Description of Securities Interests of Named Experts and Counsel	10

Disclosure of Commission Position of Indemnification for Securities Act Liabilities	11

Organization Within Last Five Years.	12

Description of Business.	11

Plan of Operation.	11

Description of Property.	17

Certain Relationships and Related Transactions	18

Market for Common Equity and Related Stockholder Matters	18

Executive Compensation	19

Available Information.	20

Index to Financial Statements	F

ABOUT OUR COMPANY

Modena 2, Inc. was incorporated on November 18, 2003, under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. We had been in the developmental stage since inception and have no operations to date other than issuing shares. On May 10, 2005, pursuant to a Stock Purchase Agreement and Share Exchange between us and EPS, Inc., an Arkansas corporation, and the shareholders of EPS, we purchased all of the outstanding shares of EPS for the issuance of 10,156,000 shares of our stock to the EPS shareholders. Pursuant to the Agreement, EPS became a wholly owned subsidiary of the Company. The acquisition was approved by the unanimous consent of our Board of Directors on May 10, 2005. Pursuant to the terms of the Agreement, the Company filed Articles of Amendment with the State of Delaware changing its name to Effective Profitable Software, Inc.

Based on the acquisition of EPS we changed our business focus to become an evaluation software company which focuses on bringing affordable evaluation tools to the general public. We are based in Little Rock, Arkansas and are lead by Don Bratcher, Gary Moore and Richard Torti. We use in house proprietary software for evaluation of markets, stocks, commodities, and other financial instruments.

We have developed an innovative evaluation system we call the TimingWave. At the center of the system is a 100% mechanical, unemotional timing model that is both powerful and simple to use. The system’s web-based access will make it both affordable and accessible and our evaluations are easily understood.

TERMS OF THE OFFERING

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

WHERE YOU CAN FIND US

Our corporate offices are located at 1 Innwood Circle, Suite 103, Little Rock, Arkansas 72211. Our telephone number is (501) 223-3310.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to us and not to the selling stockholders.

WE MAY REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WILL INHIBIT OUR ABILITY TO EXPAND OR EVEN MAINTAIN OUR BUSINESS OPERATIONS.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US AND THEREFORE WE MAY NOT SURVIVE IF WE MEET SOME OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A START UP COMPANY.

We were incorporated on November 18, 2003 as a blank check company and on June 6, 2005 we acquired EPS, Inc.,  and changed our business plan. EPS, Inc. is a development stage company which has not generated any revenues to date. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies. To date, we have completed only part of our business plan. As a start-up company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, WE MAY BE UNABLE TO EXPAND OUR SERVICES AND MAY BE FORCED TO CEASE OPERATIONS.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to acquire and maintain franchises in the quick-service food industry. Ultimately the expansion of our franchises and featured destinations may allow us to become profitable. However, if we fail to generate significant revenues in the future, then we will not able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We depend on the services of our sole officer and director and our success depends on the continued efforts of such individual to manage our business operations. At the present time, Gary Moore, Don Bratcher and Dick Torti each devote approximately 25 hours per week to the business affairs of the company. The loss of the services of the President could have a negative effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

GARY MOORE, DON BRATCHER AND DICK TORTI CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Gary Moore, Don Bratcher and Dick Torti beneficially own approximately 89% of our common stock. Accordingly, for as long as these individuals continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

DON BRATCHER AND DICK TORTI, TWO OF OUR OFFICERS, HAS A CONFLICT OF INTEREST IN THEY ARE THE SOLE OFFICER OF ANOTHER BUSINESS WHICH WILL PREVENT THEM FROM DEVOTING HIS FULL-TIME TO OUR OPERATIONS WHICH MAY AFFECT OUR OPERATIONS. .

Don Bratcher has a conflict of interest in that he independently operates as an insurance examiner and financial analyst for various state insurance departments and Dick Torti has a conflict of interest in that he independently operates as a contract consultant and mages investment portfolios. It is possible that there may be a conflict of interest in providing management services to these companies. It is possible that although they plan on devoting at least 25 hours a week to our business, the time they must spend on their duties to the other business may delay our operations and may reduce our financial results because of the slow down in operations.

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 51,280,000 shares of common stock outstanding as of June 6, 2005, 1,505,000 shares are, or will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining 49,775,000 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

The intellectual property industry is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter into the industry. There are other companies that currently offer similar services that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such  requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o	Make a suitability determination prior to selling a penny stock to the purchaser;
o	Receive the purchaser’s written consent to the transaction; and
o	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

OUR STOCK PRICE MAY DECREASE DUE TO OUR MARKET CAP BASED ON THE FUTURE ISSUANCES OF ADDITIONAL SHARES OF COMMON.

Our Articles of Incorporation authorize the issuance of two hundred million shares of common stock. As of June 6, 2005, we had 51,280,000 shares of common stock issued and outstanding. As such, our Board of Directors has the power, without shareholder approval, to issue up to 48,720,000 shares of common stock. The issuance of such shares will dilute the shares held by the current shareholders.

However, our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock and with such relative rights, privileges, preferences and restrictions that the Board may determine. Any issuance of preferred stock will dilute the voting power or other rights of the holders of common stock. If preferred shares are issued it may impact our decision to issue dividends since this may increase the number of dividends that we would be issuing. In addition, it is possible that the Board of Directors may determine that the preferred shares will have rights and preferences, including dividend rights, over the common stockholders.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum undertaken by our subsidiary EPS, Inc. pursuant to Regulation D Rule 506 of the Securities Act of 1933 which was completed in December 2004.

The offering price of the shares of our common stock has been determined arbitrarily by us and will not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on the Over The Counter Bulletin Board (OTCBB), we attempt to locate a market maker and to file to obtain a listing on the (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. Although there are no requirements for listing on the OTCBB, there is no assurances that our common stock will be approved to trade on the OTCBB. We have had discussions with one market maker regarding the filing of our application for trading on the OTCBB. However, there is no assurance that our common stock, even if it becomes listed on the OTCBB, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be limited dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,505,000 shares of our common stock held by 39 shareholders. Such shareholders include the holders of the shares sold in the Regulation D Rule 506 offering which was completed by EPS, Inc. in April 2005 and shares were subsequently issued to these shareholders pursuant to the terms of the Stock Purchase Agreement and Share Exchange between the us and EPS, Inc. Such shareholders also include individuals who received his shares for services rendered to EPS, Inc. and subsequently received shares of our commons tock in the Share Exchange. Such shareholders also include Anslow & Jaclin, LLP who received compensation for legal services. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 6, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Stock owned prior to offering	Shares of Common stock to be sold	Shares of common stock owned after Offering	Percent of common owned after offering

Gary Moore	15,250,000	100,000	14,250,000	27.79%
Don Bratcher	15,250,000	100,000	14,250,000	27.79%
Dick Torti	15,250,000	100,000	14,250,000	27.79%
Richy Torti	1,250,000	100,000	1,150,000	2.24%
Joan Leathers	250,000	100,000	150,000	*
Eunice Moore	1,250,000	100,000	1,150,000	2.24%
Mark Yarborough	1,250,000	100,000	1,150,000	2.24%
Henry Good III	300,000	100,000	200,000	*
Charlotte Sands	275,000	100,000	175,000	*
Gregg E. Jaclin	250,000	100,000	150,000	*
Richard I. Anslow	250,000	100,000	150,000	*
Jimmy Carden	50,000	50,000	0	0%
Dan Rife	5,000	5,000	0	0%
Judy Watts	5,000	5,000	0	0%
Randy Baste	5,000	5,000	0	0%
David M. Good	5,000	5,000	0	0%
Mindy France	5,000	5,000	0	0%
James V. Webb	5,000	5,000	0	0%
Emre Umar	5,000	5,000	0	0%
John M. Compton	5,000	5,000	0	0%
Robert A. Blackwood, Jr.	5,000	5,000	0	0%
Richard DeWese	5,000	5,000	0	0%
William D. Joyce, Jr.	5,000	5,000	0	0%
R. N. Reddy	10,000	10,000	0	0%
Randy O. DeWese	5,000	5,000	0	0%
Dr. Henry Good	10,000	10,000	0	0%
Robert M. Eubanks III	5,000	5,000	0	0%
Amanda Islom	5,000	5,000	0	0%
Dale H. Snyder	5,000	5,000	0	0%
John R. Braziel	5,000	5,000	0	0%
Brad Kennedy	5,000	5,000	0	0%
Spencer Sands	25,000	25,000	0	0%
Ralph Thompson	5,000	5,000	0	0%
William R. Kemp	5,000	5,000	0	0%
Randy Moore	5,000	5,000	0	0%
Richard T. Halinski, Jr.	5,000	5,000	0	0%
D.A. Nesslerodt	5,000	5,000	0	0%

 * Less than one(1) percent

To our knowledge, except as noted below, none of the selling shareholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years; or
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
•	are broker-dealers or affiliated with broker-dealers.

The following sets forth the relationships between the selling shareholders and our principal shareholders and officers and directors:

1.	Eunice Moore is the mother of Gary Moore
2.	Amanda Islom is the niece of Gary Moore
3.	Spencer Sands is the nephew of Gary Moore
4.	Randy Moore is the cousin of Gary Moore
5.	Jimmy Carden is the uncle of Gary Moore
6.	Charlotte Sands is the sister of Gary Moore
7.	Richie Torti is the son of Dick Torti
8.	Richard Dewese is the stepson of Dick Torti
9.	Randy Dewese is the stepson of Dick Torti

None of the selling shareholders is a broker dealer or an affiliate of a broker-dealer.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

o	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of June 6, 2005 are as follows:

Name	Age	Positions and Offices Held

Gary Moore	52	President/Chief Executive Officer/Director
Don Bratcher	52	Vice President/Chief Financial Officer/Director
Dick Torti	52	Vice President

BUSINESS EXPERIENCE

Set forth below is the name of our director and officer, all positions and offices with us held, the period during which he has served as such, and the business experience during at least the last five years:

GARY MOORE has been our President and Chief Executive Officer, as well as a member of the Board of Directors since September 8, 2004. He brings to the Company more than 25 years experience in the banking industry. Since its inception, Mr. Moore has been responsible for the development and infrastructure of ePS, our wholly owned subsidiary, which is a market evaluation software company. From 2001- 2003 he was a partner and a co-founder of AMDS in Memphis Tennessee which is a merchant service provider for credit card processing. He sold his interest in AMDS to his partners in June 2003. Prior to such time from 1986-1999 he was the head government bond trader for Union Planter Bank where he managed bond positions and traded over a billion bonds monthly. In 2000-2001, he was also employed in the mortgage division of Union Planters where his responsibilities included correspondent banking and developing relationships with regional banks. He received his degree in Journalism/Public Relations from the University of Memphis in 1976.

DON BRATCHER has been our Chief Financial Officer as well as a member of our Board of Directors since September 8, 2004. He has over 25 years experience in finance and has served in various capacities at both small and large companies. He is presently self-employed as a Futures and Options Trader. In addition, he since 1993 he acted as Examiner In-Charge and Examiner on behalf of various state insurance departments for financial condition examinations of insurance companies participating in all phases of the examination process. In such capacities he performed in-house desk audits and financial analysis of both domestic and foreign insurers. Prior to such time he was the Senior Insurance Examiner for the Arkansas Insurance Department, Little Rock, Arkansas. He was responsible for the supervision and participation in the examination of domestic and foreign insurance companies to determine financial condition and compliance with Arkansas insurance law. Mr. Bratcher is a Certified Financial Examiner and Member of the Arkansas Society of Certified Public Accountants.

DICK TORTI has been our Vice President since October 15, 2004. He has over 25 years experience in the banking and securities industries and has served in various capacities in profit and loss management, operations, compliance strategic planning and business development. Since 2001 he has been self-employed as a contract consultant and in such capacity in banking, investments and business management. In addition, from 1999 until 2001 he was the Vice President/Manager of Capital Markets for Union Bank of California in Los Angeles. In such capacity he management capital markets department with full profit and loss responsibility with an emphasis on strengthening the bank's overall market share with its customer base by building referral channels for cross selling opportunities with other department. From 1994 to 1999 he was the Senior Vice President and Midwest Manager of Bank of America/Nations Bank where he directed bank relationships managers in developing customer programs. Mr. Bratcher has a Series 65 license and has active life and health insurances licenses. He received his Master of Business in Finance as well as his Bachelor of Business Administration in Investments and Accounting from Memphis State University in Memphis, Tennessee.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of June 6, 2005 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)

Common Stock	Gary Moore	15,250,000	29.74%

Common Stock	Don Bratcher	15,250,000	29.74%

Common Stock	Dick Torti	15,250,000	29.74%
Officers and Directors As a Group (3)		45,750,000	89.22%

(1) The percent of class is based on 51,280,000 shares of common stock issued and outstanding as of June 6, 2005.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of June 6, 2005, 51,280,000 shares of common stock are issued and outstanding and held by 39 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Gregg E. Jaclin and Richard I. Anslow, the principals of Anslow & Jaclin, LLP received 500,000 shares of our common stock as compensation for legal services. Anslow & Jaclin, LLP has been our legal counsel since inception.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Delaware under the name Modena 2, Inc. on November 18, 2003 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On September 8, 2004, pursuant to an agreement between us, Chris Penner, Don Bratcher and Gary Moore (“Agreement”), Gary Moore and Don Bratcher purchased all of our issued and outstanding shares of common stock. We had been in the developmental stage since inception and have no operations to date other than issuing shares. On May 10, 2005, pursuant to a Stock Purchase Agreement and Share Exchange between us and EPS, Inc., an Arkansas corporation, and the shareholders of EPS, we purchased all of the outstanding shares of EPS for the issuance of 10,156,000 shares of our stock to the EPS shareholders. Pursuant to the Agreement, EPS became a wholly owned subsidiary of the Company. The acquisition was approved by the unanimous consent of our Board of Directors on May 10, 2005. Pursuant to the

terms of the Agreement, we filed Articles of Amendment with the State of Delaware changing our name to Effective Profitable Software, Inc.

DESCRIPTION OF BUSINESS

We are an evaluation software company that will focus on bringing affordable evaluation tools to the general public. Our business model is to use in house proprietary software for evaluation of markets, stocks, commodities, and other financial instruments.

We have developed an innovative evaluation system we call “TimingWave”. At the center of the system is a 100% mechanical, unemotional timing model that is both powerful and simple to use. Its web-based access will make it both affordable and accessible, and it’s evaluations are easily understood.

We believe that we will be able to leverage the proprietary evaluation system to quickly gain market share. Priced at less than a dollar a day, it will have user friendly functions that produce reliable and clear evaluations for our subscribers.

Market

We will concentrate on the unserved masses that are overlooked and often ignored by the larger financial houses. The financial advisors, financial analysts, CPA’s, and financial services sales agents will be targeted with free access so they can introduce clients to the software. Money managers will be given demonstrations on the evaluation ability of the software in order to acquire evaluations contracts. President Bush’s “Ownership Society” has the potential to divert billions of Social Security dollars back to individuals to invest. The enormous potential of the entire American work force having additional self directed investment dollars to manage is staggering.

Management Team

A combination of sales, banking, management, accounting, and technical evaluation makes up the EPS management team. All share the same desire to bring an affordable evaluation system to the public.

Timing Wave

Our objective is to provide an effective, affordable evaluation tool for the average investor to enhance and protect his or her portfolio. We intend to create a loyal customer base who promotes the company by receiving excellent results and continuing education with accurate expectations. We believe we will be able to maintain a motivated and creative workforce who share the same purpose of customer satisfaction. We want to provide any person who wants to actively manage their investment portfolios with the instructions and tools to do so at an affordable cost.

Services

We will produce proprietary software that evaluates stocks, commodities, indexes, bonds, and currencies. This software is a technical indicator-based system that is fast and effective in evaluating markets. The software is easy to learn and gives high probability trades. It is capable of analyzing any market and is just as effective with stocks and bonds as it is with commodities and indexes. Training materials will be provided for all software subscribers. If a subscriber chooses to, they can attend instructional seminars where a Power Point presentation will be presented to them along with the use of the training materials. The seminars will be held in various locations throughout the country and admission is free, although reservations will be mandatory in order to allow EPS to prepare for the number of participants. If a subscriber chooses not to attend the seminars, they will be given passwords in order to gain access to an on-line system which will provide them with the training materials.

Market Analysis Summary

With over 40% of the American public invested in some sort of financial instrument, the potential pool of subscribers is infinite. We have identified specific identifiable segments: personal financial advisors, credit analysts, financial analysts, and CPA’s. According to the Division of Labor, there are 85,670 people currently employed as personal financial advisors and 165,420 people employed as financial analysts. With a combined total of 290,670 people, they are certainly a necessary target segment. The affordable and user friendly application EPS offers will make both the individual and the professional comfortable. The growing number of baby boomers with less than sufficient funds from retirement benefits will be an additional market segment targeted.

Professional traders, as well as companies operating trade platforms, will be contacted. The software is interfaced with their trading platforms, and the trading fees that are generated by the system will be shared. Hedge funds, money managers, and mutual funds will be solicited for designing proprietary systems regarding their particular requirements. We also address a previously ignored niche: the small investor. By making the evaluation systems affordable, we will provide the small investor an instrument to enhance his or her earnings and protect his or her portfolio.

Service Business Analysis

The majority of evaluation programs are designed for the professional or institutional trader; they are typically complicated with confusing language. We are different because our programs are written for the novice in mind and we do not use complicated indicators or subjective strategies. All markets do one of three things: go up, go down, or go sideways. Complicated charts with numerous indicators tend to confuse rather than clarify. The purpose of our system is to help the investor decide whether they should be in or out of a given market, stock, or other investment.

We will attempt to leverage the proprietary evaluation system to quickly gain market share. The system is convenient and based on extensive research, providing a reliable model for evaluation of both markets and stocks.

We intend to hold seminar throughout the country to educate the consumer on the product they are buying. Admission will be free, but reservations will be required. At least ten outside agents will arrange and conduct the seminars. The agents will make a scripted Power Point presentation, demonstrating the evaluation software and how to read the indicators. Direct mail and email advertising will be used as well. These forms of advertising offer free access and instructions on the use of the evaluation software’s various programs. We also intend to begin a weekly, interactive class for subscribers in case they have any questions they need clarified.

Web Plan Summary

Our website will have several different functions. It will be used as a marketing tool and it will allow subscribers to access the evaluation software. The site will also give subscribers opinions on strategies and historic data along with third party validation of the performance of our evaluation system. Paypal will be used to handle all internet subscriptions on the site. A weekly timing wave instructional and interactive class will also be provided, along with a glossary and answers to FAQ’s.

COMPETITION

Countless market timing websites are available each having particular systems and markets with various time periods and indicators. We are not similar to that type of market timing service since we are a trading tool which indicates when certain market conditions exist for a high probability trade. The website will contain software in which the subscriber will be able to test results historically and it will give the most advantageous stop. The indicators that collaborate to produce the market signal are simple and not subjective. We do not believe that Timing Wave has any real or specific competition but we just do not have any name recognition. In order to rectify this we intend to market the Timing Wave with a free one month subscription. We are confident once people are exposed to the simple but profitable Timing Wave our subscription members will grow dramatically.

MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the operations:

Initially we plan to prepare and execute a marketing plan to develop our subscription base. The majority of our member base will be obtained from three sources: search engine results and links placed in online market timing directories via link exchange programs. We anticipate that within thirty to sixty days, a comprehensive marketing plan will be developed. We expect to spend approximately $5,000 on marketing in the areas of Keyword Advertising and Sponsored Links through Google, FindWhat, and other similar targeted keyword programs. Another area that we will vigorously pursue as part of our marketing and branding program is search engine placement. By continuing to work to optimize the site, and by increasing the number of links to the site, we feel we can receive better search results and search engine saturation, which in turn directs more traffic to the website. In addition to our internet based effort we intend to advertise in national papers Wall Street Journal, USA Today we anticipate additional subscriptions from word of mouth.

In early 2006 we intend to raise the subscription fee dramatically. We believe our programs are so unique and accurate that no active subscription members will be affected and we intend to inform them when they subscribe that this is an initial offer and prices will increase. We currently have enough cash to satisfy our minimum cash requirements for the next 6 months to maintain our operations. However, we may require additional funds to increase marketing, to expand international and for further development of our Website.

DESCRIPTION OF PROPERTY

Our executive offices are located at 1 Innwood Circle, Suite 103, Little Rock, Arkansas 72211. This office space is leased to us pursuant to a three year lease which commenced July 2004 and ends July 2007. Pursuant to the terms of the lease we pay $900 a month for this property and we believe that this space is sufficient and adequate to operate our current business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of June 6, 2005, we had 39 registered shareholders.

Rule 144

As of June 6, 2005, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After May 2006, the 50,780,000 (post split) shares issued to our shareholders pursuant to the share exchange agreement with EPS, Inc., will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 195,635 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Stock Option Grants

As of June 6, 2005, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until June 6, 2005.

ANNUAL COMPENSATION						LONG TERM COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED	SARS ($)	LTIP COMPENSATION	ALL OTHER COMPENSATION

Gary Moore	President and CEO	2004	$0	0	0	0	0	0	0
Don Bratcher	CFO and Secretary	2004	$0	0	0	0	0	0	0
Dick Torti	Vice President	2004	$0	0	0	0	0	0	0

None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our sole director serving on our Board of Directors.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site athttp://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders. Any annual report sent to a requesting shareholder will contain audited financial statements.

MODENA 2, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF JANUARY 31, 2005

Modena 2, Inc.

(a development stage company)

Financial Statements

FINANCIAL STATEMENTS	Page #

Balance Sheet	1

Statement of Operations and Retained Deficit	2

Statement of Stockholders Equity	3

Cash Flow Statement	4

Notes to the Financial Statements	5

MODENA 2, INC.

(a development stage company)

BALANCE SHEET

As of January 31, 2004

ASSETS

	January 31, 2005	October 31, 2004
CURRENT ASSETS

Cash	$0	$0

TOTAL ASSETS	$0	$0

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES

Accrued expenses	$2,000	$1,750

TOTAL LIABILITIES	2,000	1,750

STOCKHOLDER’S EQUITY

Common Stock - par value $0.001;
100,000,000 shares authorized;
100,000 issued and outstanding	100	100

Additional paid in capital	0	0

Accumulated Deficit	(2,100)	(1,850)

Total stockholder’s equity	(2,000)	(1,750)

TOTAL LIABILITIES AND EQUITY	$0	$0

The accompanying notes are an integral part of these financial statements.

F-1

MODENA 2, INC.

(a development stage company)

STATEMENT OF OPERATIONS

For the three months ending January 31, 2005 and

From inception (November 18, 2003) through January 31, 2005

	Three Months January 31, 2005	From Inception to January 31, 2005

REVENUE

Sales	$0	$0
Cost of sales	0	0

GROSS PROFIT	0	0

GENERAL AND ADMINISTRATIVE EXPENSES	250	2,100

NET LOSS	(250)	(2,100)

ACCUMULATED DEFICIT, BEGINNING BALANCE	0	0

ACCUMULATED DEFICIT, ENDING BALANCE	$(250)	$(2,100)

NET EARNINGS PER SHARE

Basic Net Loss Per Share	(Less than .01)

Basic Weighted Average
Number of Common Shares Outstanding	100,000

The accompanying notes are an integral part of these financial statements.

F-2

MODENA 2, INC.

(a development stage company)

STATEMENT OF STOCKHOLDER’S EQUITY

From inception (November 18, 2003) through January 31, 2005

	SHARES	COMMON STOCK	ACCUMULATED DEFICIT	TOTAL

Stock issued on acceptance
Of incorporation expenses
November 18, 2003	100,000	$100	$0	$100

Net loss			(1,850)	(1,850)

Total at October 31, 2004	100,000	100	(1,850)	(1,750)

Net loss			(250)	(250)

Total at January 31, 2005	100,000	$100	$(2,100)	$(2,000)

The accompanying notes are an integral part of these financial statements.

F-3

MODENA 2, INC.

(a development stage company)

STATEMENT OF CASH FLOWS

For the three months ended January 31, 2005

From inception (November 18, 2003) through January 31, 2005

	January 31	From
CASH FLOWS FROM OPERATING ACTIVITIES	2005	Inception

Net income (loss)	$(250)	$(2,100)

Stock issued as compensation	0	100
Increases (Decrease) in accrued expenses	(250)	2,000

NET CASH PROVIDED OR (USED) IN OPERATIONS	0	0

CASH FLOWS FROM INVESTING ACTIVITIES

None	0	0

CASH FLOWS FROM FINANCING ACTIVITIES

Stock issued on incorporation expenses	0	0

CASH RECONCILIATION

Net increase (decrease) in cash	0	0
Beginning cash balance	0	0

CASH BALANCE AT END OF PERIOD	$0	$0

The accompanying notes are an integral part of these financial statements.

F-4

MODENA 2, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1. Summary of significant accounting policies:

Industry:

Modena 2, Inc. (the Company), a Company incorporated in the state of Delaware as of November 18, 2003, plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market.

The Company has adopted its fiscal year end to be October 31.

Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity for accounting purposes; however, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company’s shareholders fund any shortfalls in The Company’s cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources:

In addition to the stockholder funding capital shortfalls; The Company anticipates interested investors that intend to fund the Company’s growth once a business is located.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting:

The Company’s financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

F-5

Fair Value of Financial Instruments:

The Company’s financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company’s policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. Related Party Transactions and Going Concern:

The Company’s financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company’s shareholders fund The Company’s activities while The Company takes steps to locate and negotiate with a business entity for combination; however,

there can be no assurance these activities will be successful.

3. Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6. Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

F-6

7. Operating Lease Agreements:

The Company has no agreements at this time.

8. Stockholder’s Equity:

Common Stock includes 100,000,000 shares authorized at a par value of $0.001, of which 100,000 have been issued for the amount of $100 on November 18, 2003 in acceptance of the incorporation expenses for the Company.

9. Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest. The Company issued 100,000 common shares of stock to its sole shareholder in acceptance of the incorporation expenses for the Company.

10. Earnings Per Share:

Basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings.

F-7

MODENA 2, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF OCTOBER 31, 2004

Modena 2, Inc.

(a development stage company)

Financial Statements

FINANCIAL STATEMENTS	Page #

Independent Auditors Report	1

Balance Sheet	2

Statement of Operations and Retained Deficit	3

Statement of Stockholders Equity	4

Cash Flow Statement	5

Notes to the Financial Statements	6-8

To The Board of Directors

Modena 2, Inc.

We have audited the accompanying balance sheet of Modena 2, Inc. (a development stage company), as of October 31, 2004, and the related statement of operations, equity and cash flows from inception (November 18, 2003) through October 31,2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Modena 2, Inc., as of October 31, 2004, and the results of its operations and its cash flows from inception (November 18, 2003) through October 31, 2004 in conformity with U.S. generally accepted accounting principles.

Gately & Associates, LLC

Altamonte Springs, FL

December 23, 2004

MODENA 2, INC.

(a development stage company)

BALANCE SHEET

As of October 31, 2004

ASSETS

CURRENT ASSETS	October 31, 2004

Cash	$(0)

TOTAL ASSETS	$(0)

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES

Accrued expenses	$1,750

TOTAL LIABILITIES	1,750

STOCKHOLDER’S EQUITY

Common Stock - par value $0.001;
100,000,000 shares authorized;
100,000 issued and outstanding	100

Additional paid in capital	0

Accumulated Deficit	(1,850)

Total stockholder’s equity	(1,750)

TOTAL LIABILITIES AND EQUITY	$(0)

The accompanying notes are an integral part of these financial statements.

MODENA 2, INC.

(a development stage company)

STATEMENT OF OPERATIONS

From inception (November 18, 2003) through October 31, 2004

From Inception to October 31, 2004

REVENUE

Sales	$0
Cost of sales	0

GROSS PROFIT	0

GENERAL AND ADMINISTRATIVE EXPENSES	1,850

NET LOSS	(1,850)

ACCUMULATED DEFICIT, BEGINNING BALANCE	0

ACCUMULATED DEFICIT, ENDING BALANCE	$(1,850)

NET EARNINGS PER SHARE

Basic Net Loss Per Share	(Less than .01)

Basic Weighted Average
Number of Common Shares Outstanding	100,000

The accompanying notes are an integral part of these financial statements.

MODENA 2, INC.

(a development stage company)

STATEMENT OF STOCKHOLDER’S EQUITY

From inception (November 18, 2003) through December 31, 2004

	SHARES	COMMON STOCK	ACCUMULATED DEFICIT	TOTAL

Stock issued on acceptance
Of incorporation expenses
November 18, 2003	100,000	$100	$0	$100

Net loss			(1,850)	(1,850)

Total at October 31, 2004	100,000	$100	$(1,850)	$(1,750)

The accompanying notes are an integral part of these financial statements.

MODENA 2, INC.

(a development stage company)

STATEMENT OF CASH FLOWS

From inception (November 18, 2003) through October 31, 2004

From
CASH FLOWS FROM OPERATING ACTIVITIES	Inception

Net income (loss)	$(1,850)

Stock issued as compensation	100
Increases (Decrease) in accrued expenses	1,750

NET CASH PROVIDED OR (USED) IN OPERATIONS	(0)

CASH FLOWS FROM INVESTING ACTIVITIES

None	0

CASH FLOWS FROM FINANCING ACTIVITIES

Stock issued on incorporation expenses	0

CASH RECONCILIATION

Net increase (decrease) in cash	0
Beginning cash balance	0

CASH BALANCE AT END OF PERIOD	$0

The accompanying notes are an integral part of these financial statements.

MODENA 2, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1. Summary of significant accounting policies:

Industry:

Modena 2, Inc. (the Company), a Company incorporated in the state of Delaware as of November 18, 2003, plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market.

The Company has adopted its fiscal year end to be October 31.

Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity for accounting purposes; however, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company’s shareholders fund any shortfalls in The Company’s cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources:

In addition to the stockholder funding capital shortfalls; The Company anticipates interested investors that intend to fund the Company’s growth once a business is located.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting:

The Company’s financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and  liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments:

The Company’s financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company’s policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. Related Party Transactions and Going Concern:

The Company’s financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company’s shareholders fund The Company’s activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

3. Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6. Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7. Operating Lease Agreements:

The Company has no agreements at this time.

8. Stockholder’s Equity:

Common Stock includes 100,000,000 shares authorized at a par value of $0.001, of which 100,000 have been issued for the amount of $100 on November 18, 2003 in acceptance of the incorporation expenses for the Company.

9. Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest. The Company issued 100,000 common shares of stock to its sole shareholder in acceptance of the incorporation expenses for the Company.

10. Earnings Per Share:

Basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB)under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$17.71
Transfer Agent Fees (1)	$2,500
Accounting fees and expenses (1)	$2,500
Legal fees and expenses (1)	$5,000

Total(1)	$10,017.71

(1) Estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES

On November 18, 2003, we issued a total of 100,000 shares to John Fitzpatrick for services rendered as our founder. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, John Fitzpatrick had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. In April 2004, John Fitzpatrick transferred the 100,000 shares to Chris Penner pursuant to a stock purchase agreement and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. On September 9, 2004, Gary Moore purchased 50,000 shares from Chris Penner and Don Batcher purchased 50,000 shares from Chris Penner pursuant to a stock purchase agreement and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. These 100,000 shares were subsequently increased to 500,000 shares in the 5-1 forward split undertaken by the Company on May 20, 2005.

On May 10, 2005, we issued a total of 10,156,000 shares of our common stock to 39 shareholders pursuant to the Stock Purchase Agreement and Share Exchange between us and EPS, Inc. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. On May 20, 2005, our directors and shareholders approved a 5-1 forward split of our outstanding common shares increasing the amount of shares owned by these shareholders to 50,780,000 shares. The following sets forth the identity of the class of persons to whom we issued shares pursuant to the share exchange and the amount of shares for each shareholder (pre split):

Gary Moore	3,000,000
Don Bratcher	3,000,000
Dick Torti	3,000,000
Richy Torti	250,000
Joan Leathers	50,000
Eunice Moore	250,000
Mark Yarborough	250,000
Henry Good III	60,000
Charlotte Sands	55,000
Gregg E. Jaclin	50,000
Richard I. Anslow	50,000
Jimmy Carden	10,000
Dan Rife	1,000
Judy Watts	1,000
Randy Baste	1,000
David M. Good	1,000
Mindy France	1,000
James V. Webb	1,000
Emre Umar	1,000
John M. Compton	1,000
Robert A. Blackwood, Jr.	1,000
Richard DeWese	1,000
William D. Joyce, Jr.	1,000
R. N. Reddy	2,000
Randy O. DeWese	1,000
Dr. Henry Good	2,000
Robert M. Eubanks III	1,000
Amanda Islom	1,000
Dale H. Snyder	1,000
John R. Braziel	1,000
Brad Kennedy	1,000
Spencer Sands	5,000
Ralph Thompson	1,000
William R. Kemp	1,000
Randy Moore	1,000
Richard T. Halinski, Jr.	1,000
D.A. Nesslerodt	1,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27.	EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation and Amendments
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Stock Purchase Agreement and Share Exchange
21.1	List of Subsidiaries
23.1	Consent of Gately & Associates, LLP

ITEM 28.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding ,is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Little Rock, State of Arkansas on June 7, 2005.

By:	/s/ Gary Moore

Gary Moore

President, Chief Executive Officer

and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Gary Moore, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Gary Moore Gary Moore	President, Chief Executive Officer, and Director	June 7, 2005

/s/ Don Bratcher Don Bratcher	Chief Financial Officer and Director	June 7, 2005

/s/ Dick Torti Dick Torti	Vice President	June 7, 2005